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                                                                    EXHIBIT 10.1


                         CANADIAN UNDERWRITING AGREEMENT





July 17, 2002

Golden Star Resources Ltd.
10579 Bradford Road
Suite 103
Littleton, Colorado
USA, 80127-4247


ATTENTION: MR. PETER J. BRADFORD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Sir:

         Based upon and subject to the terms and conditions set out below, Canaccord Capital Corporation (the "LEAD MANAGER") and BMO Nesbitt Burns Inc. (collectively, the "CANADIAN UNDERWRITERS" and, individually, a "CANADIAN UNDERWRITER") hereby severally, and not jointly, in their respective percentages set out in Section 16 hereof, offer to purchase from Golden Star Resources Ltd. (the "CORPORATION"), and by its acceptance of the offer constituted by this letter, the Corporation agrees to issue and sell to the Canadian Underwriters, at the Time of Closing (as hereinafter defined), 14,000,000 units (collectively, the "UNITS" and individually, a "UNIT") of the Corporation (the "OFFERED SECURITIES"), each Unit consisting of one (1) common share (a "COMMON SHARE") of the Corporation and one-half (1/2) common share purchase warrant, each whole warrant exercisable at a price per Common Share of Cdn$2.28 until July 24, 2004 (each whole warrant, a "WARRANT"), at an offering price of Cdn$1.90 per Unit for aggregate gross proceeds of Cdn$26,600,000. The offering of the Offered Securities by the Corporation pursuant to this Agreement is hereinafter referred to as the "OFFERING".

         The Corporation hereby grants to the Canadian Underwriters (in accordance with the percentages set forth in Section 16 hereof) a one-time non-assignable option (the "CANADIAN UNDERWRITERS' OPTION") to purchase severally, and not jointly, up to 2,100,000 additional Units (the "ADDITIONAL UNITS") upon the terms and conditions set forth herein only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities. The Canadian Underwriters' Option shall be exercisable, in whole or in part, by the Lead Manager giving notice to the Corporation not later 30 days following the Closing Date (as defined herein), any such notice to specify the number of the Additional Units to be purchased and the closing date with respect to such purchase (which closing date shall be no later than five full business days after the written notice of election to purchase the Additional Units under the Canadian Underwriters' Option is given.) Pursuant to such notice, the Canadian Underwriters shall purchase and the Corporation shall issue and sell the number of Additional Units indicated in such notice, in accordance with the provisions of Section 11 hereof. In this Agreement, the Offered Securities, and to the extent that the Canadian Underwriters' Option is exercised, the Additional Units, are collectively called the "SECURITIES".


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                                     - 2 -


         This offer is conditional upon, among other things: the Corporation having prepared and filed and obtained receipts for a preliminary short form prospectus and a (final) short form prospectus in respect of the distribution of the Securities, with and from the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario, (the "QUALIFYING PROVINCES"), pursuant to the Short Form Prospectus System (the "POP SYSTEM") established under National Instrument 44-101 of the Canadian Securities Administrators ("NI 44-101"), qualifying the distribution by the Corporation of the Securities to purchasers resident in such provinces; a registration statement on Form S-3 (File No. 333-91666) in respect of the Securities having been filed with the Securities and Exchange Commission (the "SEC"); the Registration Statement and any post-effective amendment thereto, having been declared effective by the SEC in such form; no stop order suspending the effectiveness of the Registration Statement having been issued and no proceeding for that purpose having been initiated or threatened by the SEC; no order preventing or suspending the use of any U.S. Preliminary Prospectus having been issued by the SEC; and the U.S. Preliminary Prospectus, at the time of filing thereof, conforming in all material respects to the requirements of the U.S. Securities Act and the rules and regulations of the SEC thereunder, and not containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Corporation shall pay to the Lead Manager, on behalf of the Canadian Underwriters, a fee (the "UNDERWRITING FEE") at the Time of Closing equal to Cdn$0.1045 per Offered Security sold pursuant to the terms of this Canadian Underwriting Agreement (being 5.5% of the issue price per Offered Security) in consideration of the services to be rendered by the Canadian Underwriters in connection with the Offering. Such services shall include, without limitation: (i) acting as financial advisors to the Corporation in the preparation of documentation relating to the sale of the Securities; (ii) forming and managing banking, selling and other groups for the sale of the Securities; (iii) distributing the Securities to the public both directly and through other registered dealers and brokers; (iv) assisting the Corporation in connection with the preparation and finalization of the Preliminary Prospectus, the Final Prospectus and the U.S. Registration Statement (each as hereinafter defined) qualifying the distribution of, or registering, as the case may be, the Securities; (v) performing administrative work in connection with these matters; and (vi) all other services arising out of the agreement resulting from the Corporation's acceptance of this offer.

         To the extent the Canadian Underwriters' Option is exercised, the Corporation shall pay to the Lead Manager, on behalf of the Canadian Underwriters, a fee at the Over-Allotment Closing (as hereinafter defined) equal to the Underwriting Fee for each Additional Unit sold under this Canadian Underwriting Agreement.

         In addition to the Underwriting Fee, in return for the Canadian Underwriters' services, the Corporation will issue to the Canadian Underwriters on the Closing Date 770,000 warrants (the "UNDERWRITERS' WARRANTS"). Each Underwriters' Warrant will be exercisable into one Common Share. The Underwriters' Warrants will be exercisable by the Underwriters at a price of Cdn$2.28 per share for the period beginning one year following the Closing Date and ending three years following the Closing Date.



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                                      - 3 -


         The Canadian Underwriters and the Corporation acknowledge that Schedule A and Schedule B form a part of this Agreement.

         The Canadian Underwriters and the Corporation acknowledge that an offering of the Units is also being concurrently conducted in the United States by the U.S. Agents, who are affiliates of the Canadian Underwriters, under the terms of the U.S. Agreement and the terms of the Inter-Dealer Agreement, as well as applicable U.S. Securities Laws.

         The following, in addition to the above preamble, are the terms and conditions of the agreement between the Corporation and the Canadian
Underwriters:

SECTION 1 DEFINITIONS AND INTERPRETATION

(1)      In this Agreement:

         "BUSINESS DAY" means any day other than a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Ontario, and the City of New York, New York;

         "CANADIAN SECURITIES LAWS" means, collectively, all applicable securities laws of each of the Qualifying Provinces and the respective rules and regulations under such laws, together with applicable published policy statements, notices and orders of the securities regulatory authorities in the Qualifying Provinces;

         "CLOSING DATE" has the meaning ascribed thereto in Section 10(1) hereof;

         "CONTINUOUS DISCLOSURE MATERIALS" means all documents previously published or filed by the Corporation with the securities regulatory authority in each province of Canada and the Exchanges;

         "EXCHANGES" means the Toronto Stock Exchange ("TSX") and the American Stock Exchange ("AMEX");

         "FINAL PROSPECTUS" means the Canadian (final) short form prospectus dated the date hereof including any documents or information incorporated therein by reference, prepared by the Corporation and relating to the distribution of the Securities and the Offering;

         "INTER-DEALER AGREEMENT" means that certain inter-dealer agreement, dated the date hereof, between the Canadian Underwriters and the U.S. Agents;

         "MATERIAL RESOURCE PROPERTIES" has the meaning ascribed thereto in
         Section 6(1)(k);

         "MATERIAL SUBSIDIARIES" means the entities set out in Schedule A in which the Corporation holds the types and percentages of securities or other ownership interests therein set forth;

         "MRRS DECISION DOCUMENT" means a decision document issued by the applicable Canadian securities regulatory authority pursuant to National Policy 43-201 and which evidences the receipts by the applicable Canadian securities regulatory authorities in


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                                      - 4 -


         each of the Qualifying Provinces for the Preliminary Prospectus or the Final Prospectus, as the case may be;

         "PRELIMINARY PROSPECTUS" means the Canadian preliminary short form prospectus dated June 13, 2002, as amended and restated as of July 1, 2002, including any documents or information incorporated therein by reference, prepared by the Corporation and relating to the distribution of the Securities and the Offering;

         "PROSPECTUS AMENDMENT" means any amendment to the Preliminary Prospectus or the Final Prospectus required to be prepared and filed by the Corporation under applicable Canadian Securities Laws in connection with the Offering;

         "QUALIFYING AUTHORITIES" means each of the securities regulatory authorities in each of the Qualifying Provinces;

         "RESOURCE PROPERTIES" has the meaning ascribed thereto in Section 6(1)(k) hereof;

         "STOCK OPTION PLANS" means the stock option plans of the Corporation as approved by the shareholders of the Corporation, as constituted on the date hereof;

         "SUPPLEMENTARY MATERIAL" has the meaning ascribed thereto in Section 13(1)(a);

         "TIME OF CLOSING" has the meaning ascribed thereto in Section 10(1) hereof;

         "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, the District of Columbia, and the areas subject to the jurisdiction of the United States of America;

         "U.S. AGENTS" means Canaccord Capital Corporation (USA) Inc. and BMO Nesbitt Burns Corp. together, and "U.S. Agent" means either one of them;

         "U.S. AGREEMENT" means that certain agency agreement, dated the date hereof, between the U.S. Agents and the Corporation;

         "U.S. EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended;

         "U.S. REGISTRATION STATEMENT" means the registration statement on Form S-3 (File No. 333-91666) filed with the SEC, with respect to the Securities, under the U.S. Securities Act, including the exhibits, financial statements and schedules thereto, which Registration Statement has been declared effective by the SEC and includes the U.S. Prospectus;

         "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended;

         "U.S. SECURITIES LAWS" means the applicable blue sky or securities legislation in the United States, together with the U.S. Exchange Act and the U.S. Securities Act and the rules and regulations of the SEC and the applicable state securities regulators thereunder;


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                                      - 5 -


         "U.S. PRELIMINARY PROSPECTUS " means the preliminary prospectus included in the U.S. Registration Statement;

         "U.S. PROSPECTUS" means the prospectus dated July 17, 2002 included in the U.S. Registration Statement; and

         "WARRANT INDENTURE" means the warrant indenture to be entered into between the Corporation and CIBC Mellon Trust Company, as warrant agent, providing for the creation and issue of the Warrants.

(2) The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(3) Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

SECTION 2 COMPLIANCE WITH SECURITIES LAWS

(1) As of the date of this Canadian Underwriting Agreement, the Corporation will have prepared and filed the Preliminary Prospectus with the Qualifying Authorities together with the required supporting documents, will have addressed the comments made by such Qualifying Authorities, in respect of the Preliminary Prospectus and any amendment thereto, and shall have received an MRRS Decision Document in respect thereof. The Corporation covenants and agrees with the Canadian Underwriters that as soon as practicable, it will prepare (subject to review by the Canadian Underwriters) and file with the Qualifying Authorities, the Final Prospectus, together with the required supporting documents, and use its reasonable best efforts to obtain the MRRS Decision Document from such Qualifying Authorities in order to qualify the distribution of the Securities.

(2) The representations and warranties made by the Corporation in Section 2 of the U.S. Agreement are incorporated herein by reference and shall have the same effect as if made to the Canadian Underwriters under this Canadian Underwriting Agreement.

SECTION 3 DUE DILIGENCE

         Prior to the Time of Closing, and, if applicable, prior to the filing of any Prospectus Amendment and prior to the filing of any Supplementary Material, including on any intervening weekends, the Corporation shall allow the Canadian Underwriters to participate fully in the preparation of such documents and shall allow the Canadian Underwriters to conduct all due diligence that the Canadian Underwriters may require to conduct in order to fulfil their obligations as underwriters and in order to enable the Canadian Underwriters responsibly to execute any certificate required to be executed by them, provided, however, that this Section 3 is not intended to operate as a condition of the Offering.

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                                      - 6 -


SECTION 4 CONDITIONS OF THE OFFERING

         The Canadian Underwriters' obligations under this Agreement are conditional upon and subject to:

(1) the Canadian Underwriters receiving at the Time of Closing favourable legal opinions dated the Closing Date, addressed to the Canadian Underwriters and their counsel from Field Atkinson Perraton LLP, Canadian counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to counsel to the Corporation and counsel to the Canadian Underwriters as to the qualification of the Securities for sale to the public and as to other matters governed by the laws of the Qualifying Provinces other than the provinces in which they are qualified to practice and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, of public officials and of Exchange officials or of the auditors or transfer agent of the Corporation), to the effect set forth below:

         (a) the Corporation having been amalgamated and existing under the laws of Canada;

         (b) the Corporation having the corporate capacity and power to own and lease its properties and assets and to conduct its business as described in the Final Prospectus and to execute and deliver this agreement and to carry out the transactions contemplated hereby;

         (c) the authorized share capital of the Corporation being as described in the Final Prospectus;

         (d) all necessary corporate action having been taken by the Corporation to authorize the execution and delivery of this Agreement and the U.S. Agreement and the performance of its obligations hereunder and thereunder and this Agreement and the U.S. Agreement have been duly executed and delivered by the Corporation and each agreement constitutes a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver of contribution) and the execution and delivery by the Corporation of this Agreement and the U.S. Agreement, the fulfilment of the terms hereof and thereof by the Corporation, and the issue, sale and delivery on the Closing Date of the Securities and the Underwriters' Warrants to the Canadian Underwriters and the U.S. Agents as contemplated herein and in the U.S. Agreement do not constitute or result in a breach of or a default under, and do not create a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the articles or by-laws of the Corporation;
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                                      - 7 -


         (e) all necessary corporate action having been taken by the Corporation to authorize the execution and delivery of the Warrant Indenture and the performance of the its obligations thereunder and that the Warrant Indenture has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver of contribution);

         (f) the issuance and sale of the Common Shares comprised in the Securities, the creation, issuance and sale of the Warrants comprised in the Securities, and the creation and issuance of the Underwriters' Warrants have been authorized by all necessary action on the part of the Corporation;

         (g) all documents required to be filed by the Corporation and all proceedings required to be taken by the Corporation under applicable Canadian Securities Laws having been filed and taken in order to qualify the distribution (or distribution to the public, as the case may be) of the Securities in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws thereof who have complied with the relevant provisions thereof;

         (h) all legal requirements will have been fulfilled by the Corporation under applicable Canadian Securities Laws so that the issuance of the Common Shares on exercise of Warrants and the Underwriters' Warrants (the "UNDERLYING COMMON SHARES") will be exempt from the prospectus requirements of the applicable Canadian Securities Laws, and such Underlying Common Shares will not be subject to any statutory hold period, and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under the applicable Canadian Securities Laws to permit the trading in the Qualifying Provinces of the Underlying Common Shares, through registrants registered under applicable Canadian Securities Laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws, subject to usual exceptions;

         (i) the Securities and the Underlying Common Shares having been conditionally approved for listing on the TSX subject only to compliance with the documentary filing requirements of such exchange;

         (j) the attributes and characteristics of the Securities being accurately summarized in all material respects under the heading "Details of the Offering" in the Final Prospectus;

         (k) the Common Shares and the Underlying Common Shares, when and if issued by the Corporation, having been validly issued by the Corporation and being fully-paid and non-assessable shares in the capital of the Corporation;



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                                      - 8 -


         (l) the Securities being, at the Time of Closing, eligible for investment pursuant to the statutes set forth under the heading "Eligibility for Investment" in the Final Prospectus;

         (m) as to certain Canadian federal income tax matters, as described in the Final Prospectus under the heading "Eligibility for Investment"; and

         (n) during the course of the Corporation's preparation of the Final Prospectus and its participation in conferences with officers and other representatives of the Corporation, the Corporation's independent public accountants, the U.S. Agents and the Canadian Underwriters and their counsel, during which the contents of the Final Prospectus were discussed, and while it has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements made in the Final Prospectus except as explicitly set forth in paragraphs (l) and (m) hereof, no facts have come to its attention that lead it to believe that the Final Prospectus (other than the financial statements, financial and related statistical data and supporting schedules as to which it makes no statement), contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Final Prospectus, as of its date or as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         and Stoel Rives LLP, the Corporation's U.S. counsel as to those matters set forth in Schedule B to the U.S. Agreement, in each case addressed to the Canadian Underwriters and their counsel, dated the Closing Date, and in form and substance satisfactory to the Canadian Underwriters and their counsel;

(2) the Canadian Underwriters having received the comfort letter referred to in Section 9(1)(a);

(3) the Canadian Underwriters having received a comfort letter, dated the Closing Date, in form and substance satisfactory to the Canadian Underwriters, acting reasonably, bringing forward to a date not more than two business days prior to the Closing Date the information contained in the comfort letter referred to in Section 9(1)(a);

(4) the Canadian Underwriters receiving at the Time of Closing a legal opinion (or opinions) dated the Closing Date, in form and substance satisfactory to the Canadian Underwriters and their counsel, addressed to the Canadian Underwriters and their counsel, from local counsel to the Corporation, as to mining title matters with respect to each of the Material Resource Properties (as hereinafter defined);

(5) the Canadian Underwriters receiving at the Time of Closing a legal opinion (or opinions) dated the Closing Date, in form and substance satisfactory to the Canadian Underwriters and their counsel, addressed to the Canadian Underwriters and their counsel, from local counsel to the Corporation, stating that each of Caystar Holdings, Bogoso Holdings, Bogoso Gold Limited and Wasford Holdings has been duly created


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                                      - 9 -


         and is validly existing under the laws of the jurisdiction in which it was incorporated, amalgamated or continued, and that the Corporation or a Material Subsidiary owns all of the issued and outstanding share capital of such corporations, except as set out in Schedule A, in each case addressed to the Canadian Underwriters and their counsel, dated the Closing Date, and in form and substance satisfactory to the Canadian Underwriters and their counsel;

(6) at the Time of Closing, there having been no material adverse change in the business, affairs, operations, assets, liabilities or financial condition of the Corporation on a consolidated basis since the date hereof;

(7) at the Time of Closing, CIBC Mellon Trust Company, at is principal office in Vancouver, having been duly appointed as the transfer agent and registrar for the Common Shares and warrant trustee for the Warrants, and the Warrant Indenture having been executed by the Corporation and CIBC Mellon Trust Company;

(8) the U.S. Agreement having been executed by the Corporation and the U.S. Agents, and none of the U.S. Agents shall have relied upon any rights of termination in the U.S. Agreement to terminate the offering of the Securities in the United States, and all conditions to the U.S. Agents' obligations thereunder having been satisfied or waived by the U.S. Agents;

(9)      the U.S. Registration Statement being declared effective by the SEC;

(10) the Corporation delivering a certificate signed on behalf of the Corporation by the Chief Executive Officer of the Corporation and the Chief Financial Officer of the Corporation, addressed to the Canadian Underwriters and dated the Closing Date, in a form satisfactory to the Canadian Underwriters and their counsel, certifying for and on behalf of the Corporation and not in their personal capacities that, to the actual knowledge of the persons signing such certificate, after having made due inquiry:

         (a) the Corporation has complied in all respects with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing on the Closing Date;

         (b) no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Securities or any of the Corporation's issued securities has been issued and no proceeding for such purpose is pending or, to the knowledge of such officers, threatened;

         (c) the Corporation is a "reporting issuer" or its equivalent under the securities laws of each of the Qualifying Provinces and eligible to use the POP System and no material change relating to the Corporation on a consolidated basis has occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis that remains subject to confidentiality; and


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                                     - 10 -


         (d) all of the representations and warranties made by the Corporation in this Agreement are true and correct as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing after giving effect to the transactions contemplated hereby;

(11) the National Association of Securities Dealers, Inc. ("NASD") has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements related to the Offering; and

(12) the Canadian Underwriters receiving at the Time of Closing such further certificates, opinions of counsel and other documentation from the Corporation as are consistent with the transactions contemplated herein.

SECTION 5 COVENANTS OF THE CANADIAN UNDERWRITERS

(1)      The Canadian Underwriters:

         (a) shall offer or arrange the offer of the Securities for sale to the public, directly and through other investment dealers and brokers (the Canadian Underwriters, together with such other investment dealers and brokers, are referred to herein as the "SELLING FIRMS"), only as permitted by and in compliance with all relevant laws and regulatory requirements of applicable Canadian Securities Laws, upon the terms and conditions set forth in the Final Prospectus and in this Agreement and will require each Selling Firm to so agree;

         (b) shall not solicit offers to purchase or sell the Securities so as to require registration thereof or the filing of a prospectus or similar document with respect thereto under the laws of any jurisdiction other than the Qualifying Provinces, and will require each Selling Firm to agree with the Canadian Underwriters not to so solicit or sell. In this connection, the Canadian Underwriters agree that they will not offer or sell any of the Securities constituting a part of their allotment within the United States except, if applicable, through the U.S. Agents on the terms and conditions set forth in the U.S. Agreement and the Inter-Dealer Agreement and in compliance with U.S. Securities Law. For the purposes of this
                  Section 5(1)(b), the Canadian Underwriters shall be entitled to assume that the Securities are qualified for distribution in any Qualifying Province where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable Canadian securities regulatory authority following the filing of the Final Prospectus;

         (c) agree that if they offer to sell or sell any Securities in jurisdictions other than the Qualifying Provinces (which may include Europe), such offers and sales shall be effected in accordance and compliance with the applicable laws of such jurisdictions and shall be effected in such manner so as not to: (i) require registration of the Securities, or the filing of a prospectus or other document with respect thereto; or
                  (ii) subject the Corporation to any continuous disclosure or similar reporting requirements under the laws of any jurisdiction outside the provinces of Canada or the United States;


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                                     - 11 -


         (d) shall use all reasonable efforts to complete and to cause the other Selling Firms to complete the distribution of the Securities as soon as practicable;

         (e) shall notify the Corporation when, in their opinion, the Canadian Underwriters and the other Selling Firms have ceased distribution of the Securities and shall provide a breakdown of the number of Securities distributed in each of the Qualifying Provinces; and

         (f) shall comply with any applicable laws with respect to the use of "green sheets" and other marketing materials during the "waiting period" (as defined under applicable Canadian Securities Laws).

(2) Notwithstanding the foregoing, no Canadian Underwriter shall be liable to the Corporation with respect to any other Canadian Underwriter under this Section 5.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

(1) The Corporation hereby represents and warrants to the Canadian Underwriters, intending that the same may be relied upon by the Canadian Underwriters, that:

         (a) each of the Corporation and the Material Subsidiaries has been duly incorporated, continued or amalgamated and organized and is validly existing under the laws of its jurisdiction of incorporation, continuance or amalgamation, has all requisite corporate power and authority to carry on its business as now conducted and as contemplated by the Final Prospectus, and to own, lease and operate its properties and assets, and the Corporation has all requisite power and authority to carry out its obligations under this Agreement;

         (b) the only major operating subsidiaries of the Corporation are listed in Schedule A;

         (c) the Corporation or one of its Material Subsidiaries owns the issued and outstanding shares of each of the Material Subsidiaries as set out in Schedule A, in each case free and clear of any pledge, lien, security interest, charge, claim or encumbrance;

         (d) upon completion of the Wassa Transactions (as defined below), Wasford Holdings will own 90% of the issued and outstanding shares of Wexford Goldfields Limited, free and clear of any pledge, lien, security interest, charge, claim or encumbrance, other than as is held for the benefit of Bayerische Hypo-und Vereinsbank AG, Dresdner Bank AG, Fortis Bank (Nederland) N.V., and Standard Bank London Limited (the "SECURED BANKS"), which banks are providing funding in respect of the acquisition;

         (e) the Corporation is a reporting issuer or the equivalent in each of the provinces of Canada and the Corporation is not in default of any of the requirements of the securities laws of such jurisdictions;

         (f) the Corporation was and is eligible to use the POP System and at the respective times of filing, each of the Preliminary Prospectus and the Final Prospectus together with any Prospectus Amendment and any Supplementary Material have and will comply with the requirements of the applicable Canadian Securities Laws pursuant to which they have been filed, have and will provide full, true and plain disclosure of all material facts (as defined in the Securities Act (Ontario)) relating to the Corporation on a consolidated basis and to the Securities and will not contain any misrepresentation (as defined in the Securities Act (Ontario)), provided that the foregoing shall not apply with respect to statements contained in such documents relating solely to the Canadian Underwriters;

         (g) no order, ruling or determination having the effect of ceasing, suspending or restricting trading in any securities of the Corporation or the sale of the Common Shares or Warrants comprised in the Securities has been issued and no proceedings, investigations or inquiries for such purpose are pending or, to the Corporation's knowledge, threatened;

         (h) the Corporation's Common Shares are posted and listed for trading on the Exchanges and the Corporation is not in default in any material respect of any of the listing requirements of the Exchanges;

         (i) other than options under the Corporation's Stock Option Plans, the Corporation is not a party to and has not entered into any agreement, warrant, option, right or privilege reasonably capable of becoming an agreement, for the purchase, subscription or issuance of any Common Shares or securities convertible into or exchangeable for Common Shares other than as set out in Schedule B;

         (j) as at the date hereof, the authorized share capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of First Preferred shares, of which 67,000,703 Common Shares and no First Preferred shares are issued and outstanding;

         (k) the Corporation and each of the Material Subsidiaries have conducted and are conducting their respective businesses in compliance with all applicable laws, rules, regulations, tariffs, orders and directives, including without limitation, all laws, regulations and statutes relating to mining and to mining claims, concessions or leases, and environmental, health and safety laws, rules, regulations, or policies or other lawful requirements of any governmental or regulatory bodies having jurisdiction over the Corporation and the Material Subsidiaries in each jurisdiction in which the Corporation or the Material Subsidiaries carries on their respective businesses, other than those in respect of which the failure to comply would not individually or in the aggregate be material and each of the Corporation and the Material Subsidiaries holds all certificates, authorities, permits, licenses, registrations and qualifications (collectively, the "AUTHORITIES") in all jurisdictions in which each carries on its business and which are material for and necessary or desirable to carry on their respective businesses as now conducted and to the best of the Corporation's knowledge, information and belief all the Authorities are valid and existing and in good standing and none of the Authorities contain any burdensome term, provision, condition or limitation which has or is likely to have any material adverse effect on the business of the Corporation and the Material Subsidiaries (taken as a whole) as now conducted or as proposed to be conducted, and neither the Corporation nor any of the Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any of the Authorities which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would materially adversely affect the business, operations, financial condition, or income of the Corporation or the Material Subsidiaries (taken as a whole) or any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the mining claims, concessions or leases comprising:

                  (i)      the Bogoso property;

                  (ii)     the Prestea property;

                  (iii)    the Paul Isnard property;

                  (iv)     the Yaou and Dorlin properties; and

                  (v)      the St. Elie property;

                  (each as described in the Form 10-K of the Corporation dated March 25, 2002, collectively referred to herein as the "RESOURCE PROPERTIES", and the Bogoso property and the Prestea property collectively being referred to herein as the " MATERIAL RESOURCE PROPERTIES");

         (l) neither the Corporation nor any of the Material Subsidiaries has received any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the material mining claims, concessions or leases comprising the Wassa property;

         (m) the Corporation and each of its Material Subsidiaries have good and marketable title to all assets owned by them free and clear of all liens, charges and encumbrances, other than as will be held for the benefit of the Secured Banks, which banks are providing funding in respect of the acquisition of Wexford Goldfields Limited, upon completion of such acquisition and other than such liens, charges and encumbrances that are not individually or in the aggregate material to the Corporation or the Material Subsidiaries;

         (n) all interests in the Resource Properties are owned, leased or held by the Corporation or its Material Subsidiaries as owner or lessee thereof, are so owned with good and marketable title or are so leased with good and valid title, are in good standing, are valid and enforceable, are free and clear of any liens, charges or encumbrances and no royalty is payable in respect of any of them, except as set out in the Final Prospectus or the Continuous Disclosure Materials or as are not individually or in the aggregate material to the Corporation or Material Subsidiaries, or other than as would not have a material effect on the value of such interests; no other material property rights are necessary for the conduct or intended conduct of the Corporation's or the Material Subsidiaries' business and there are no restrictions on the ability of the Corporation or the Material Subsidiaries to use, transfer or otherwise exploit any such property rights, except as set out in the Final Prospectus or the Continuous Disclosure Materials;

         (o) the Corporation is in the process of acquiring, through its wholly-owned subsidiary Wasford Holdings, 90% of the equity of Wexford Goldfields Limited, which is in the process of acquiring all interests in the Wassa gold property in Ghana (the "WASSA TRANSACTIONS"). The Wassa property and the current terms of the Wassa Transaction are as described in the Preliminary Prospectus and the Final Prospectus. It is expected that the Wassa Transactions will close by September 1, 2002. The Corporation knows of no fact, event, occurrence, announcement or any other thing that would, or might reasonably be expected to, materially increase the costs of the closing of the Wassa Transactions, or materially delay the closing of the Wassa Transactions;

         (p) (A) the Corporation and its Material Subsidiaries are in compliance with all material terms and provisions of all contracts, agreements, indentures, leases, instruments and licences material to the conduct of its business and (B) all such contracts, agreements, indentures, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect;

         (q) to the best of the Corporation's knowledge, information and belief none of the real property (and the buildings constructed thereon) in which the Corporation or any of the Material Subsidiaries has a direct or indirect interest, whether leasehold or fee simple or otherwise (the "REAL PROPERTY"), or upon or within which it has operations, is subject to any judicial or administrative proceeding alleging the violation of any federal, provincial, state or municipal environmental, health or safety statute or regulation, domestic or foreign, or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment. Neither the Corporation nor any Material Subsidiary nor, to the Corporation's knowledge, any occupier of the Real Property, has filed any notice under any federal, provincial, state or municipal law, domestic or foreign, indicating past or present treatment, storage or disposal of a Hazardous Material. Except in compliance with applicable environmental laws, none of the Real Property has at any time been used by the Corporation or a Material Subsidiary or, to the best of the Corporation's knowledge, information and belief by any other occupier, as a waste storage or waste disposal site. The Corporation, on a consolidated basis, has no contingent liability of which it has knowledge in connection with any release of any Hazardous Material on or into the environment from any of the Real Property or operations thereon. Neither the Corporation nor any Material Subsidiary nor, to the best of the Corporation's knowledge, any occupier of the Real Property, generates, transports, treats, processes, stores or disposes of any waste on any of the Real Property in contravention of applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or human health or wildlife. To the Corporation's knowledge, no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Real Property in contravention of applicable federal, provincial, state or municipal laws or regulations, domestic or foreign, enacted for the protection of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), human health or wildlife. For the purposes of this Section 6(1)(q), "HAZARDOUS MATERIAL" means any contaminant, chemical, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) is likely to cause, at some immediate or future time, harm or degradation to the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or risk to human health and, without restricting the generality of the foregoing, includes any contaminant, chemical, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or human health or wildlife;

         (r) except as disclosed in the Final Prospectus or the Continuous Disclosure Materials, the Corporation and each of its Material Subsidiaries maintain appropriate insurance against loss of, or damage to, their assets for all insurable risks on a repair, reinstatement or replacement cost basis, and all of the policies in respect of such insurance coverage are in good standing in all respects and not in default;

         (s) the consolidated audited financial statements of the Corporation for its fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 and the unaudited interim financial statements of the Corporation for the quarter ended March 31, 2002 (collectively the "CORPORATION'S FINANCIAL STATEMENTS"), copies of which are incorporated by reference in the Preliminary Prospectus and the Final Prospectus, including any reconciliation of financial statements prepared in accordance with generally accepted accounting principles in Canada with generally accepted accounting principles in the United States, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Corporation on a consolidated basis for the periods then ended and the Corporation's Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis, and comply as to form in all material respects with the applicable accounting requirements of the U.S. Securities Act and the U.S. Exchange Act, as applicable, and the related published rules and regulations thereunder;

         (t) the execution and delivery of and the performance by the Corporation of this Agreement and the U.S. Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Common Shares comprised in the Securities, the creation, issuance and sale of the Warrants comprised in the Securities, and the creation and issuance of the Underwriters' Warrants have been authorized by all necessary action on the part of the Corporation;

         (u) this Agreement and the U.S. Agreement have been duly executed and delivered by the Corporation and each such agreement is a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy);

         (v) the Final Prospectus complies fully, in all respects, with the requirements of Canadian Securities Laws; for greater certainty, the documents incorporated by reference therein, at the time they were filed, complied in all respects of Canadian Securities Laws;

         (w) except as included or incorporated by reference therein, there are no financial statements or other documents required to be included in the Preliminary Prospectus or Final Prospectus as a result of a "significant acquisition" or "significant disposition", each as described in NI 44-101;

         (x) except as disclosed in the Final Prospectus or the Continuous Disclosure Materials, since March 31, 2002: (A) there has been no material change in the business, affairs, operations, assets, liabilities or financial condition of the Corporation on a consolidated basis; (B) no material change reports or other documents have been filed on a confidential basis with the Qualifying Authorities; (C) there has been no transaction entered into by the Corporation and not disclosed in the Continuous Disclosure Materials which is material to the Corporation; (D) the Corporation and its Material Subsidiaries, on a consolidated basis, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (E) there has been no dividend or distribution of any kind declared, paid or made by the Corporation or, except for dividends paid to the Corporation or its Material Subsidiaries, any of its Material Subsidiaries, on any class of capital stock or repurchase or redemption by the Corporation or any of its Material Subsidiaries of any class of capital stock;

         (y) the directors and officers of the Corporation and their compensation arrangements with the Corporation, whether as directors, officers or employees of the Corporation, are as disclosed in the Preliminary Prospectus and Final Prospectus or in the Continuous Disclosure Materials if required to be so disclosed;

         (z) all of the material contracts and agreements of the Corporation and of its Material Subsidiaries not made in the ordinary course of business (collectively the "MATERIAL CONTRACTS") have been disclosed in the Continuous Disclosure Materials;

         (aa) all tax returns, reports, elections, remittances and payments of the Corporation and of its Material Subsidiaries required by law to have been filed or made in any applicable jurisdiction, have been filed (or are in the process of being prepared for filing, which delayed filing will not have an adverse effect on the Corporation or any of its Material Subsidiaries) or made (as the case may be), other than for taxes being contested in good faith, or with respect to which the failure to file or make would not have a material adverse effect, either individually or in the aggregate, to the Corporation and the Material Subsidiaries and, to the knowledge of the Corporation, are substantially true, complete and correct and all taxes of the Corporation and of its Material Subsidiaries, in respect of which payment or accrual is required under applicable law, other than taxes being contested in good faith, have been so paid or accrued in the Corporation's Financial Statements;

         (bb) the Common Shares and Warrants comprised in the Securities are not "foreign property" for purposes of the Income Tax Act (Canada);

         (cc) there is no material action, suit, proceeding, investigation or judgment pending, or to the Corporation's knowledge threatened or outstanding against or affecting the Corporation or any Material Subsidiary (or their respective officers and directors) at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any way materially adversely affects or may materially adversely affect the business, operations or condition of the Corporation or any Material Subsidiary (financial or otherwise) or its property or assets or which questions or may question the validity of the creation, issuance or sale, of the Securities or any action taken or to be taken by the Corporation or any Material Subsidiary pursuant to or in connection with this Agreement or any other material contract to which the Corporation or any Material Subsidiary is a party, as the case may be;

         (dd) except as have been made or obtained prior to Closing, under the laws of the Qualifying Provinces and the United States, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required for the creation, issue, sale and delivery (as the case may be) of the Securities or the Underwriters' Warrants or the consummation by the Corporation of the transactions contemplated in this Agreement and the U.S. Agreement;

         (ee) all necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Corporation so as to validly issue and sell the Common Shares comprised in the Securities, to validly create and issue the Underwriters' Warrants to the Canadian Underwriters and to validly create, issue and sell the

                  Warrants comprised in the Securities to the Canadian Underwriters and upon receipt by the Corporation of the purchase price as consideration for the issue of the Securities, the Common Shares comprised in the Securities will be validly issued and outstanding as fully paid and non-assessable shares of the Corporation;

         (ff) the attributes of the Securities conform in all material respects with the description thereof contained in the Final Prospectus;

         (gg) there are no material business relationships or related party transactions within the meaning of Ontario Securities Commission Rule 61-501 involving the Corporation or any of its Material Subsidiaries or any other person except as described in the Final Prospectus or the Continuous Disclosure Materials;

         (hh) (i) neither the Corporation nor any of its Material Subsidiaries nor any employee or agent of the Corporation or any Material Subsidiary, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or
                  (ii) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States;

         (ii) the Corporation and each of its Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Canada and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (jj) neither the Corporation nor any of the Corporation's officers, directors or affiliates has taken, and at the Closing Date will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Securities;

         (kk) the Corporation has timely and properly filed (i) with the SEC all reports and other documents required to have been filed by it with the SEC pursuant to the U.S. Securities Act and the rules and regulations, and (b) all reports or other documents required to have been filed by it with the securities commission or similar regulatory body of each province in Canada, the Toronto Stock Exchange or any other applicable Canadian governmental authorities. True and complete copies of all such reports and other documents have been delivered to the Canadian Underwriters;

         (ll) neither the Corporation nor any Material Subsidiary (x) was a personal holding company within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the "CODE") (a "PHC"), a foreign personal holding company with the meaning of
                  Section 542 of the Code (an "FPHC"), or a controlled foreign corporation with the meaning of Section 957 of the Code (a "CFC") for its taxable year ended December 31, 1995 or for any previous taxable year, or (y) expects that it will constitute a PHC, a FPHC or a CFC for its current taxable year ending December 31, 2001;

         (mm) the Corporation (x) was not a passive foreign investment company (a "PFIC") within the meaning of section 1296 of the Code for its taxable year ended December 31, 2001 or for any previous taxable year and (y) expects that it will not constitute a PFIC for its current taxable year ending December 31, 2002;

         (nn) CIBC Mellon Trust Company, at its principal office in Vancouver, has been duly appointed as the transfer agent and registrar for the Common Shares and;

         (oo) the form of the certificate representing the Warrants have been duly approved by the Corporation and comply with the provisions of the Canada Business Corporations Act and of the TSX; and

         (pp) the Preliminary Prospectus and Final Prospectus, including any and all amendments thereto, contain and will contain no untrue statement of a material fact and do not and will not omit to state a material fact that is required to be stated or that is necessary to make the statements therein not misleading in light of the circumstances in which they are made.

(2) The representations and warranties made by the Corporation to the U.S. Agents in the U.S. Agreement are hereby incorporated by reference, and shall have the same effect as though they were made to the Canadian Underwriters under this Agreement.

SECTION 7 REPRESENTATIONS AND WARRANTIES OF THE CANADIAN UNDERWRITERS

(1) Each Canadian Underwriters hereby severally, and not jointly, represents and warrants that:

         (a) it is, and will remain so, until the completion of the Offering, appropriately registered under applicable Canadian Securities Laws so as to permit it to lawfully fulfil its obligations hereunder and it is, and will remain so, until the completion of the Offering, a member in good standing of the TSX; and

         (b) it has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein.

SECTION 8 COVENANTS OF THE CORPORATION

(1)      The Corporation covenants with the Canadian Underwriters that:

         (a) the Corporation will comply with Section 57 of the Securities Act (Ontario) and with the comparable provisions of the other relevant Canadian Securities Laws, and, after the date hereof and prior to the completion of the distribution of the Securities, the Corporation will promptly advise the Canadian Underwriters in writing of the full particulars of any material change, (as defined in the Securities Act (Ontario)), in the business, affairs, operations, assets, liabilities or financial condition of the Corporation, on a consolidated basis, or of any change in any material fact (as defined in the Securities Act (Ontario)) contained or referred to in the Preliminary Prospectus, the Final Prospectus, the U.S. Prospectus, or any Prospectus Amendment or Supplementary Material which is, or may be, of such a nature as to render any statement contained in the Preliminary Prospectus or the Final Prospectus untrue, false or misleading, result in a misrepresentation (as defined in the Securities Act (Ontario)), or result in any of such documents not complying with the laws of any Qualifying Province or the United States. The Corporation will promptly prepare and file with the securities authorities in the Qualifying Provinces or the United States any amendment or supplement to the Preliminary Prospectus or the Final Prospectus or the U.S. Prospectus, which in the opinion of the Canadian Underwriters and the Corporation, each acting reasonably, may be necessary or advisable to correct such untrue or misleading statement or omission. The Corporation shall in good faith discuss with the Canadian Underwriters any change in circumstances (actual, anticipated, contemplated or threatened) which is of such a nature that there may be a reasonable doubt as to whether written notice need be given to the Canadian Underwriters under the provisions of this Section 8(1)(a);

         (b) the Corporation will deliver without charge to the Canadian Underwriters, as soon as practicable, and in any event no later than July 18, 2002 in the case of the Final Prospectus and the U.S. Prospectus, and thereafter from time to time during the distribution of the Securities, in such cities as the Canadian Underwriters shall notify the Corporation, as many commercial copies of each of the Preliminary Prospectus, the Final Prospectus and the U.S. Prospectus, respectively, (and in the event of any Prospectus Amendment, such Prospectus Amendment) as the Canadian Underwriters may reasonably request for the purposes contemplated by Canadian Securities Laws and U.S. Securities Laws and such delivery shall constitute consent by the Corporation to the use by the Canadian Underwriters, the U.S. Agents and the Selling Firms of such documents in connection with the Offering in all Qualifying Provinces and the United States, subject to the provisions of applicable Canadian Securities Laws and U.S. Securities Laws. The Corporation shall similarly cause to be delivered commercial copies of the Supplementary Material in such quantities as the Canadian Underwriters may reasonably request;

         (c) the Corporation shall use its best efforts to arrange that the Common Shares comprised in the Securities are listed and posted for trading on the TSX and the AMEX on the Closing Date, and that the Warrants comprised in the Securities are listed and posted for trading on the TSX on the Closing Date, subject only to the documentary filing requirements of each such exchange;

         (d) it will not: (i) offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares; or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than the Securities and other than in connection with the grant or exercise of options, issuances under the Corporation's existing Stock Option Plans or employee share purchase plan or any other existing rights of conversion or securities issued as consideration for an acquisition of assets or shares), for a period ending 90 days after the closing of the Offering without the prior written consent of the Lead Manager, such consent not to be unreasonably withheld;

         (e) it will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Prospectus; and

         (f) it will use its reasonable best efforts to make all necessary arrangements with the Alternative Investment Market of the London Stock Exchange in order that the Common Shares are listed on that exchange within 6 months of the Closing Date.

SECTION 9 ADDITIONAL DOCUMENTS UPON FILING OF FINAL PROSPECTUS

(1) The Canadian Underwriters' obligations under this Agreement are conditional upon the receipt by the Canadian Underwriters, concurrently with the filing of the Final Prospectus, of:

         (a) a "long-form" comfort letter dated the date of Final Prospectus from the auditors of the Corporation, addressed to the Canadian Underwriters, in form and substance reasonably satisfactory to the Canadian Underwriters, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained in the Final Prospectus and matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus to a date not more than two business days prior to the date of such letter. Such letter shall further state that such auditors are independent with respect to the Corporation within the meaning of applicable Canadian Securities Laws, and that in their opinion the audited financial statements of the Corporation included in the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of applicable Canadian Securities Laws;

         (b) a copy of the Final Prospectus signed and certified as required by Canadian Securities Laws; and

         (c) a copy of any other document required to be filed by the Corporation with the Qualifying Authorities under Canadian Securities Laws of each of the Qualifying Provinces.

(2) The comfort letter referred to in Section 9(1)(a) shall be in addition to any comfort letters required by the terms of the U.S. Agreement to be delivered to the U.S. Agents.

(3) Similar documents and comfort letters shall be delivered to the Canadian Underwriters with respect to any Prospectus Amendment (provided, in the case of comfort letters, that the Prospectus Amendment contains financial, accounting or other numerical data of a financial nature), or as required by the terms of the U.S. Agreement to be delivered to the U.S. Agents.

SECTION 10 CLOSING

(1) The Offering will be completed at the offices of Stikeman Elliott in Toronto at 8:00 a.m. (Toronto time) on July 24, 2002 (the "TIME OF CLOSING" and the "CLOSING DATE", respectively) or at such other time and/or on such other date as the Canadian Underwriters and the Corporation may agree upon, but in any event no later than August 7, 2002.

(2) At the Time of Closing, subject to the terms and conditions contained in this Agreement, the Corporation shall deliver to the Canadian Underwriters a certificate or certificates representing the Offered Securities against payment of the purchase price by certified cheque, bank draft or wire transfer, dated the Closing Date, payable to the Corporation. The Corporation will, at the Time of Closing and upon such payment of the purchase price to the Corporation, make payment in full of the Underwriting Fee.

SECTION 11 CLOSING OF CANADIAN UNDERWRITERS' OPTION

(1) The purchase and sale of the Additional Units shall be completed at such time and place as the Canadian Underwriters and the Corporation may agree, but in no event shall such closing occur later than five (5) full business days after written notice of election to purchase Additional Units under the Canadian Underwriters' Option is given in the manner contemplated by the second paragraph of this Agreement (the "OVER-ALLOTMENT CLOSING").

(2) At the Over-Allotment Closing, subject to the terms and conditions contained in this Agreement, the Corporation shall deliver to the Canadian Underwriters a certificate or certificates representing the Additional Units against payment of the purchase price by certified cheque, bank draft or wire transfer, dated the date of the Over-Allotment Closing, payable to the Corporation. The Corporation will, at the time of the Over-Allotment Closing and upon such payment of the purchase price to the Corporation, make payment in full of the Underwriting Fee in respect of the Additional Units.

SECTION 12 TERMINATION RIGHTS

(1) All terms and conditions set out herein shall be construed as conditions and any breach or failure by the Corporation to comply with any such conditions in favour of the Canadian Underwriters shall entitle the Canadian Underwriters to terminate their obligation to purchase the Securities by written notice to that effect given to the Corporation prior to the Time of Closing on the Closing Date. The Corporation shall use its reasonable best efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Canadian Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Canadian Underwriters, any such waiver or extension must be in writing.

(2) In addition to any other remedies that may be available to the Canadian Underwriters, the Canadian Underwriters shall each be entitled, at their option, to terminate and cancel, without any liability on the Canadian Underwriters' part, their obligations under this Agreement to purchase the Securities, by giving written notice to the Corporation at any time at or prior to the Time of Closing on the Closing Date:

         (a) if there should occur any suspension or limitation of trading in securities generally on the TSX or AMEX, or if a general moratorium on commercial banking activities in Toronto or New York should be declared by the relevant authorities, or if, in relation to the Corporation, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced or any order or ruling is issued by any officer of such exchange or market, or by the SEC, or any other regulatory authority in Canada or the United States, or if any law or regulation under or pursuant to any statute of Canada or of any province thereof or of the United States or any state or territory thereof is promulgated or changed which, in the reasonable opinion of the Canadian Underwriters (or any of them) operates to prevent or materially restrict trading the Common Shares or the distribution of the Securities or could reasonably be expected to have a significant adverse effect on the market price of the Common Shares or the Securities;

         (b) if, after the date hereof and prior to the Time of Closing, the state of financial markets in Canada or the United States is such that, in the reasonable opinion of the Canadian Underwriters (or either of them), the Securities cannot be marketed profitably, either Canadian Underwriter shall be entitled, at its option, to terminate its obligations under this Agreement by notice to that effect given to the Corporation at or prior to the Time of Closing;

         (c) if any inquiry, investigation or other proceeding is commenced or any other order is issued under or pursuant to any statute of Canada or any province thereof (other than an inquiry, investigation or other proceeding order based solely upon the activities or alleged activities of any Canadian Underwriter or Selling Firm) or the United States of America or any division thereof or there is any change of law or the interpretation or administration thereof by a securities regulator or other public authority, which in the reasonable opinion of the Canadian Underwriters, operates to prevent or materially restrict the trading of the Common Shares or the distribution of the Securities;

         (d) if there shall occur any material change in the business, affairs, operations, assets, liabilities or financial condition of the Corporation on a consolidated basis or other change in a material fact relating to the Corporation on a consolidated basis which in the Canadian Underwriters' reasonable opinion would be expected to have a significant adverse effect on the market price or value of any of the Securities or the Common Shares; or

         (e) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action, including without limitation, military insurrection (whether or not in connection with such conflict or insurrection), or any law or regulation, which, in the Canadian Underwriters' reasonable opinion, seriously adversely affects or involves, or will seriously adversely affect or involve, the Canadian or United States financial markets or the business, operations or affairs of the Corporation on a consolidated basis and/or prevents or materially restricts the trading of the Common Shares or the distribution of the Securities.

(3) The Canadian Underwriters shall make reasonable best efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events referred to in Section 12(2) provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Canadian Underwriters to exercise this right at any time prior to or at the Time of Closing.

(4) The rights of termination contained in this Section 12 as may be exercised by the Canadian Underwriters are in addition to any other rights or remedies the Canadian Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

(5) If the obligations of the Canadian Underwriters are terminated under this Agreement pursuant to these termination rights, the Corporation's liabilities to the Canadian Underwriters shall be limited to the Corporation's obligations under Section 13, Section 14 and Section 15.

SECTION 13 INDEMNITY

(1) The Corporation covenants and agrees to protect, indemnify, and save harmless, each of the Canadian Underwriters, and their respective directors, officers, employees and agents (individually, an "INDEMNIFIED Party" and collectively, the "INDEMNIFIED PARTIES"), against all losses, claims, damages, liabilities, reasonable costs or expenses (but not including loss of profit related to the sale of the Securities in the Offering) caused or incurred by reason of:

         (a) any statement, other than a statement relating solely to the Canadian Underwriters, contained in the Preliminary Prospectus, the Final Prospectus, or in any Prospectus Amendment, or in any supplemental or additional or ancillary material, information, evidence, return, report, application, statement or document (collectively, the "SUPPLEMENTARY MATERIAL") that has been filed by or on behalf of the Corporation in connection with the Offering under the relevant securities laws of any of the Qualifying Provinces which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as such term is defined in the Securities Act (Ontario));

         (b) the omission or alleged omission to state in the Preliminary Prospectus, the Final Prospectus, any Prospectus Amendment or in any Supplementary Material or any certificate of the Corporation delivered hereunder or pursuant hereto any material fact (as defined in the Securities Act (Ontario)) (other than a material fact relating solely to the Canadian Underwriters) required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

         (c) any order made or inquiry, investigation or proceeding commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission in the Preliminary Prospectus, the Final Prospectus, or Prospectus Amendment, or any Supplementary Material, other than a statement relating solely to the Canadian Underwriters, which prevents or restricts the trading in any of the Common Shares or the distribution or distribution to the public, as the case may be, of any of the Securities in any of the Qualifying Provinces;

         (d) the Corporation not complying with any requirement of any applicable Canadian Securities Laws; or

         (e) any breach of a representation or warranty of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder.

(2) To the extent that any Indemnified Party is not a party to this Agreement, the Canadian Underwriters shall obtain and hold the right and benefit of the above-noted indemnity in trust for and on behalf of such Indemnified Party.

(3) If any matter or thing contemplated by this Section 13 shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Corporation as soon as possible of the nature of such claim (provided that omission to so notify the Corporation will not relieve the Corporation of any liability which it may otherwise have to the Indemnified Party hereunder, except to the extent the Corporation is materially prejudiced by such omission) and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Corporation or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(4) In any such claim, such Indemnified Party shall have the right to retain other legal counsel to act on such Indemnified Party's behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (i) the Corporation and such Indemnified Party mutually agree to retain other legal counsel; or (ii) the representation of the Corporation and such Indemnified Party by the same legal counsel would be inappropriate due to actual or potential differing interests, in which event such fees and disbursements shall be paid by the Corporation to the extent that they have been reasonably incurred, provided that in no circumstances will the Corporation be required to pay the fees and expenses of more than one set of legal counsel for all Indemnified Parties.

(5) The rights of indemnity contained in this Section 13 shall not enure to the benefit of any Indemnified Party if the Canadian Underwriters were provided with a copy of any amendment or supplement to the Final Prospectus which corrects any untrue statement or omission or alleged omission which is the basis of a claim by a party against such Indemnified Party and which is required, under Canadian Securities Laws, to be delivered to such party by the Canadian Underwriters or the Selling Firms.

SECTION 14 CONTRIBUTION

         In the event that the indemnity provided for in Section 13 hereof is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Canadian Underwriters and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that each Canadian Underwriter shall be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by the Corporation to such Canadian Underwriter bears to the gross proceeds realized by the Corporation from the Offering, whether or not the Canadian Underwriters have been sued together or separately, and the Corporation shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Canadian Underwriter. In the event that the Corporation may be held to be entitled to contribution from the Canadian Underwriters under the provisions of any statute or law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, liabilities, giving rise to such contribution for which such Canadian Underwriter is responsible; and (b) the amount of the Underwriting Fee actually received by any Canadian Underwriter. Notwithstanding the foregoing, a person guilty of fraud, fraudulent misrepresentation or gross negligence shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this section, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Canadian Underwriters may have by statute or otherwise by law.

SECTION 15 EXPENSES

         Whether or not the transactions provided for herein (including the Offering) are completed, the Corporation shall pay all costs, fees and expenses of or incidental to the performance of its obligations under this Agreement including, without limitation: (i) the costs of the Corporation's professional advisors (including, without limitation, the Corporation's auditors, counsel and local counsel, including U.S. counsel) and (ii) the cost of printing the Preliminary Prospectus, the Final Prospectus, any Prospectus Amendment, the U.S. forms of such prospectuses and any amendments or supplements thereto, Supplementary Material and certificates for the Securities. The fees and disbursements of any counsel (whether Canadian or U.S.) to the Canadian Underwriters and the U.S. Agents up to an aggregate amount of Cdn$235,000 and out-of-pocket expenses of the Canadian Underwriters shall be borne by the Corporation; provided that, notwithstanding the foregoing, in the event that the sale and purchase of the Securities is not completed in accordance with the terms hereof (other than as a result of a breach by the Canadian Underwriters of any of its obligations hereunder), the Corporation shall assume and pay, in addition to the out-of pocket expenses of the Canadian Underwriters and any other expenses required to be paid by it hereunder, all fees and disbursements of counsel (whether Canadian or U.S.) to the Canadian Underwriters or the U.S. Agents.

SECTION 16 LIABILITY OF CANADIAN UNDERWRITERS

(1) The obligation of the Canadian Underwriters to purchase the Offered Securities in connection with the Offering at the Time of Closing on the Closing Date shall be several and not joint or joint and several and shall be as to the following percentages of the Offered Securities to be purchased at that time:


         Canaccord Capital Corporation                          50%
         BMO Nesbitt Burns Inc.                                 50%
                                                             -----
                                                               100%

(2) No Canadian Underwriter shall be obligated to take up and pay for any of the Offered Securities unless the other Canadian Underwriter simultaneously takes up and pays for the percentage of the Offered Securities set out above opposite their name.

(3) If one of the Canadian Underwriters fails to purchase its applicable percentage of the aggregate amount of the Offered Securities at the Closing Time, for any reason, the other Canadian Underwriter shall be relieved of its obligations hereunder provided that such other Canadian Underwriter shall have the right, but shall not be obligated, to purchase, all but not less than all, of the Offered Securities which would otherwise have been purchased by the Canadian Underwriter which failed to purchase. If, with respect to the Offered Securities, any non-defaulting Canadian Underwriter elects not to exercise such right so as to assume the entire obligation of the defaulting Underwriter or Canadian Underwriters (the Offered Securities in respect of which the defaulting Underwriter(s) fail to purchase and the non-defaulting Canadian Underwriter does not elect to purchase, being hereinafter called the "DEFAULT SHARES"), then the Corporation shall have the right to either (i) proceed with the sale of the Offered Securities (less the Default Shares) to the non-defaulting Canadian Underwriter in which case the Closing

         Date may be postponed for 72 hours by notice to the Corporation or (ii) terminate its obligations hereunder without liability to the non-defaulting Canadian Underwriters except under Section 13, Section 14 and Section 15 hereof. Nothing in this Section 16 shall oblige the Corporation to sell to any of the Canadian Underwriters less than all of the Offered Securities or shall relieve any of the Canadian Underwriters in default hereunder from liability to the Corporation.

(4) Notwithstanding the foregoing, the Canadian Underwriters shall have the right, but not the obligation, to sell to the U.S. Agents, any Offered Securities pursuant to the Inter-Dealer Agreement, and subject to the terms and conditions set out therein.

(5) Any Offered Securities that are sold by the U.S. Agents pursuant to the U.S. Agreement will reduce the obligation of the Canadian Underwriters to purchase the Offered Securities hereunder by an equal amount.

SECTION 17 ACTION BY CANADIAN UNDERWRITERS

         All steps which must or may be taken by the Canadian Underwriters in connection with this Agreement, with the exception of the matters relating to termination contemplated by Section 12 hereof, may be taken by the Lead Manager on behalf of itself and the other Canadian Underwriters and the acceptance of this offer by the Corporation shall constitute the Corporation's authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Securities to or to the order of the Lead Manager.

SECTION 18 COMPLIANCE WITH U.S. SECURITIES LAWS; CONCURRENT OFFERING

(1) The Corporation and the Canadian Underwriters agree that each will comply with U.S. Securities Laws in connection with this Agreement and the Offering. Each acknowledges that the Securities will be registered under the U.S. Securities Act and that the Preliminary Prospectus and the Final Prospectus must be, or have been, filed with SEC.

(2) It is understood and agreed to by all parties that the Corporation is concurrently entering into the US Agreement providing for the sale by the Corporation of 6,916,000 Units in the United States, through arrangements with the U.S. Agents. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Agreement are hereby expressly made conditional on one another. Two forms of prospectus are to be used in connection with the offering and sale of the Securities contemplated by the foregoing, one relating to the Securities hereunder and the other related to the Securities sold through the U.S. Agents. The latter form of prospectus will be identical to the former except that certain additional pages will be included in the Preliminary Prospectus and the Final Prospectus, and amendments thereto, that relate to Canadian Securities Laws or Canadian market conventions.

SECTION 19 GOVERNING LAW; TIME OF ESSENCE

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and time shall be of the essence hereof.

SECTION 20 SURVIVAL OF WARRANTIES, REPRESENTATIONS, COVENANTS AND AGREEMENTS

         All warranties, representations, covenants and agreements of the Corporation and the Canadian Underwriters herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase by the Canadian Underwriters of the Securities and shall continue in full force and effect, regardless of the closing of the sale of the Securities and regardless of any investigation which may be carried on by the Canadian Underwriters, or on their behalf, for a period of two years following the Closing Date. Without limitation of the foregoing, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations herein shall survive and continue in full force and effect, indefinitely.

SECTION 21 PRESS RELEASES

         The Corporation shall provide the Canadian Underwriters and their counsel with a copy of all press releases to be issued by the Corporation concerning the Offering contemplated hereby prior to the issuance thereof, and shall give the Canadian Underwriters and their counsel a reasonable opportunity to provide comments on any press release.

SECTION 22 NOTICES

         All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

         (a)      to the Corporation at:
                  Golden Star Resources Ltd.
                  10579 Bradford Road
                  Suite 103
                  Littleton, Colorado
                  USA, 80127-4247

                  Attention:      Peter Bradford
                  Facsimile No.:  (303) 830-9094


                  with a copy to:

                  Field Atkinson Perraton LLP
                  1900, 350-7th Avenue S.W.
                  Calgary, Alberta
                  T2P 3N9

                  Attention:      Bonnie Kuhn
                  Facsimile No.:  (403) 264-7084
                  and to:

                  Stoel Rives LLP
                  900 S.W. 5th Avenue
                  Portland, Oregon
                  U.S.A. 97204-1268

                  Attention:      John Halle
                  Facsimile No.:  (503) 220-2480

         (b)      to the Canadian Underwriters at:

                  Canaccord Capital Corporation
                  320 Bay Street
                  Suite 1210
                  Toronto, Ontario

                  Attention:      Peter Marrone
                  Facsimile No.:  (416) 869-3876

                  and

         (c)      BMO Nesbitt Burns Inc.
                  1 First Canadian Place
                  Toronto, Ontario
                  M5X 1H3

                  Attention:      Egizio Bianchini
                  Facsimile No.:  (416) 359-4459

                  with a copy to:

                  Stikeman Elliott
                  5300 Commerce Court West
                  199 Bay Street
                  Toronto, Ontario
                  M5L 1B9

                  Attention:      Jay C. Kellerman
                  Facsimile No.:  (416) 947-0866

                  and to:

                  Dorsey & Whitney LLP
                  BCE Place
                  161 Bay Street, Suite 4310
                  Toronto, Ontario
                  Canada M5J 2S1
                  Attention:      Christopher Barry Facsimile
                  No.:            (416) 367-7371
or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if facsimile, on the next business day after such notice or other communication has been facsimile (with receipt confirmed).

SECTION 23 JUDGMENT CURRENCY

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than Canadian dollars, the Corporation shall indemnify each Canadian Underwriter against any loss incurred by such Canadian Underwriter as a result of any variation as between (i) the rate of exchange at which the Canadian dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which a Canadian Underwriter is able to purchase Canadian dollars with the amount of the judgment currency actually received by such Canadian Underwriter. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Canadian dollars.

SECTION 24 COUNTERPART SIGNATURE

         This Agreement may be executed in one or more counterparts (including counterparts by facsimile) which, together, shall constitute an original copy hereof as of the date first noted above.

SECTION 25 ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Canadian Underwriters and the Corporation relating to the subject matter hereof and supersedes all prior agreements between the Canadian Underwriters and the Corporation.

         (THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY)

SECTION 26 ACCEPTANCE

         If this offer accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier one originally executed copy to Canaccord Capital Corporation (Attention: Peter Marrone).



                                       Yours very truly,


                                       CANACCORD CAPITAL CORPORATION

                                       By: /s/ "PETER MARRONE"
                                           -------------------------------------
                                             "Peter Marrone"
                                             Authorized Signing Officer





                                       BMO NESBITT BURNS INC.

                                       By: /s/ "EGIZIO BIANCHINI"
                                           -------------------------------------
                                             "Egizio Bianchini"
                                             Authorized Signing Officer

         The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

         ACCEPTED at Littleton, Colorado as of this 17th day of July, 2002.


                                         GOLDEN STAR RESOURCES LTD.

                                         By: /s/ "ALLAN J. MARTER"
                                             -----------------------------------
                                                "Allan J. Marter"
                                                Authorized Signing Officer

                                   SCHEDULE A


                              MATERIAL SUBSIDIARIES


NAME                                      TYPE OF OWNERSHIP                          PERCENTAGE
----                                      -----------------                          ----------

Caystar Holdings (Cayman                  Shares                                     100%
Islands)

Bogoso Holdings (Ghana)                   Shares                                     100%

Bogoso Gold Limited                       Shares                                      90%
(Ghana)

Guyanor Resources S.A.                    Shares                                      73%
(France)

Societe de Traveux Publics et             Shares                                     100%
de Mines Auriferes en
Guyane S.A.R.L. (France)

Societe des Mines de Yaou &               Shares                                     100%
Dorlin [S.A.R.L.] (France)

Societe de Mines de Saint-                Shares                                     100%
Elie S.A.R.L. (France)

Pan African Resources                     Shares                                     99.9%
Corporation (Yukon
Territory)

Pan African Resources                     Shares                                     100%
Corporation (Barbados)

PARC Cote d'Ivoire S.A.                   Shares                                     100%
(Ivory Coast)

Wasford Holdings (Cayman                  Shares                                     100%
Islands)

                                   SCHEDULE B

                             CONVERTIBLE SECURITIES



                                     NUMBER OF
                                   COMMON SHARES
SECURITY                           EXERCISABLE INTO             EXERCISE OR CONVERSION PRICE
--------                           ----------------             ----------------------------
Options                             4,550,944                    (Cdn$0.60 to Cdn$1.80)

Warrants                            6,602,333                    ($0.70 to $1.75)

Debentures                          1,804,286                    ($0.70)

TOTAL                              12,957,563